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                                                                    Exhibit 23.1


           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 6, 2004 relating to the financial statements and financial statement schedule of Omnicare, Inc. which appears in Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
November 12, 2004